                            SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use by the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  EZENIA! INC.
                                  ------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         1. Title of each class of securities to which transaction applies:

         2.       Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:


[ ]  Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1.       Amount Previously Paid:

         2.       Form, Schedule or Registration Statement No.:

         3.       Filing Party:

         4.       Date Filed:

[EZENIA LOGO]


                                                 April 18, 2001


Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Ezenia! Inc., which will be held at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803, on Wednesday, May 30, 2001 at 10:00 a.m., EST.

         The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. The Company's Annual Report to Shareholders is also enclosed for your information.

         All shareholders are invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

         (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

         (B)      Vote via the Internet (see instructions on the enclosed Proxy
                  Card); or

         (C) Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed Proxy Card).

         The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth in the Proxy Card. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD, VOTE VIA THE INTERNET OR TELEPHONE OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

Very truly yours,

Khoa D. Nguyen
Chairman and
Chief Executive Officer

                                  EZENIA! INC.
                                 NORTHWEST PARK
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803

                             ---------------------

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                             ---------------------

TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders (the "Meeting") of Ezenia! Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 30, 2001 at 10:00 a.m., EST, at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803. The purposes of the Meeting shall be:

         1. To elect two Class III directors to hold office for a three-year term and until their respective successors have been duly elected and qualified.

         2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan, increasing the number of shares issuable thereunder from 600,000 shares to 900,000 shares.

         3. To ratify the appointment of the firm of Ernst & Young LLP, as independent auditors for the Company for the fiscal year ending December 31, 2001.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record on the books of the Company at the close of business on April 4, 2001 will be entitled to notice of and to vote at the Meeting.

         Please sign, date, and return the enclosed Proxy Card in the enclosed envelope, or vote via telephone or the Internet (pursuant to the instructions on the enclosed Proxy Card) at your earliest convenience. If you return the proxy or vote via telephone or the Internet, you may nevertheless attend the Meeting and vote your shares in person.

         All shareholders of the Company are cordially invited to attend the Meeting.

                                    By Order of the Board of Directors

                                    Stephen G. Bassett
                                    Secretary


Burlington, Massachusetts
April 18, 2001


--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE (I) SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES OR (II) OTHERWISE VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.
--------------------------------------------------------------------------------

                                  EZENIA! INC.
                                 NORTHWEST PARK
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803

                             ---------------------

                                 PROXY STATEMENT

                             ---------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2001

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ezenia! Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, May 30, 2001 at 10:00 a.m., EST, at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803, and any adjournments thereof.

         Registered shareholders can vote their shares (1) by mailing their signed Proxy Card, (2) via a toll-free telephone call from the U.S. or Canada or
(3) via the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. The Company believes that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed Proxy Card.

         Shares represented by duly executed proxies received by the Company prior to the Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly-executed proxy is returned without voting instructions with respect to one or more proposals, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR each such proposal and at their discretion with respect to any other proposals that may properly come before the Meeting. The persons named as proxies are employees of the Company.

         Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed Proxy Card, by written notice of revocation to the Secretary of the Company at the address of the Company set forth above, or by voting in person at the Meeting. If a shareholder does not intend to attend the Meeting, any written proxy or notice should be returned for receipt by the Company, and any telephonic or Internet vote should be made, not later than the close of business on May 29, 2001. The Company will bear the cost of solicitation of proxies relating to the Meeting.

         Only shareholders of record as of the close of business on April 4, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date there were 13,791,880 shares (excluding treasury shares) of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of the Company. Shareholders are entitled to cast one vote for each share of Common Stock held of record on the Record Date.

         An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2000, accompanies this Proxy Statement. The mailing address of the Company's principal executive offices is Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803.

         This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about April 18, 2001.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2001 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each member of the Company's Board of Directors (the "Board of Directors"), (iii) each of the Named Executive Officers (as defined under "Summary Compensation" below) and (iv) all directors and executive officers as a group.


     DIRECTORS, OFFICERS AND 5% SHAREHOLDERS               SHARES BENEFICIALLY OWNED
     ---------------------------------------               -------------------------
                                                             NUMBER             PERCENT
                                                             ------             -------
State of Wisconsin Investment Board (1)                     2,563,000           18.57%
     121 East Wilson Street
     Madison, Wisconsin 53707

Wellington Management Company, LLP (2)                      1,248,000            9.04%
     75 State Street
     Boston, Massachusetts 02109

Khoa D. Nguyen (3)                                            490,061            3.42%

William E. Foster (4)                                          69,650                *

John F. Keane, Jr. (5)                                         22,450                *

John A. McMullen (6)                                           12,450                *

Roy G. Perry (7)                                               18,450                *

Stephen G. Bassett (8)                                         45,031                *

Steven M. Chomicz (9)                                          26,094                *

Arthur J. Souza (10)                                           21,876                *

Edward C. Wade (11)                                           117,429                *

All executive officers and directors as a group
  (9 persons)(12)                                             823,491            5.66%

-----------------
* Less than 1%

(1) Based on information contained in Schedule 13G/A filed by the State of Wisconsin Investment Board on February 9, 2001.
(2) Based on information contained in Schedule 13G/A filed by Wellington Management Company, LLP on February 13, 2001.
(3) Includes 424,877 shares that Mr. Nguyen has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(4) Includes 56,650 shares that Mr. Foster has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(5) Includes 12,450 shares that Mr. Keane has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(6) Represents shares that Mr. McMullen has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(7) Includes 12,450 shares that Mr. Perry has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(8) Includes 42,031 shares that Mr. Bassett has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.

(9) Represents shares that Mr. Chomicz has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(10) Represents shares that Mr. Souza has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(11) Includes 43,063 shares that Mr. Wade has the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.
(12) Includes 651,941 shares that directors and executive officers of the Company have the right to acquire within 60 days of March 1, 2001 by the exercise of stock options.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                   CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for the Company's Chief Executive Officer and the next four most highly compensated executive officers (the "Named Executive Officers").


                                                            ANNUAL COMPENSATION
                                                 ------------------------------------------    LONG TERM
                                                                            OTHER ANNUAL      COMPENSATION       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR           SALARY($)       BONUS($)   COMPENSATION($)    OPTIONS(#)     COMPENSATION($)
---------------------------       ----           ---------       --------   ---------------    ----------     ---------------
KHOA D. NGUYEN                    2000            240,000        132,000          --            250,000           1,497 (1)
   President and                  1999            200,000        120,000          --            235,500           2,400 (1)
   Chief Executive Officer        1998            200,000        120,000          --            150,000              --

STEPHEN G. BASSETT                2000            175,000         91,000 (3)      --            150,000 (4)          --
   Chief Financial Officer,       1999 (2)         34,469             --          --                 --              --
   Treasurer and Secretary

STEVEN M. CHOMICZ                 2000 (5)        172,296 (6)     10,000 (7)      --            110,000 (8)         547 (1)
   Vice President of
   Worldwide Sales

ARTHUR J. SOUZA                   2000            139,961         25,200          --             69,500           2,279 (1)
   Vice President of Marketing    1999 (9)        114,615          5,000          --             10,500           2,279 (1)
   and Business Development

EDWARD C. WADE                    2000            140,000         22,500          --             40,000           2,485 (1)
   Vice President of              1999            139,974         30,000          --             18,000           2,400 (1)
   Manufacturing                  1998            130,000         19,600          --              7,500           2,244 (1)

-----------
(1) Represents the dollar amount of the Company's matching contribution under the Company's 401(k) Plan.
(2)  Mr. Bassett joined the Company in November 1999.
(3)  Includes a $15,000 signing bonus.
(4) Includes 100,000 options granted upon the commencement of employment as Chief Financial Officer.
(5)  Mr. Chomicz commenced employment with the Company in March 2000.
(6)  Consists of $123,365 in base salary and $48,931 in commissions.
(7)  Represents amount paid as a signing bonus.
(8)  Includes 80,000 options granted upon the commencement of employment.
(9) Mr. Souza commenced employment with the Company in January 1999 and in July 2000 Mr. Souza became an executive officer of the Company.

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during fiscal 2000.


                                                  INDIVIDUAL GRANTS
                              ----------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE VALUE AT
                                                  PERCENT OF                                   ASSUMED ANNUAL RATES OF
                                 OPTIONS         TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                                 GRANTED          GRANTED TO      EXERCISE                        FOR OPTION TERM (1)
                                 --------        EMPLOYEES IN      PRICE     EXPIRATION     -----------------------------
        NAME                  DATE       (#)      FISCAL YEAR    ($/SH) (2)    DATE               5%           10%
        ----                  ----       ---     -------------   ----------    ----               --           ---
Khoa D. Nguyen                2/00     250,000     10.3601%         9.125      2/10           1,434,666     3,635,725

Stephen G. Bassett            1/00     100,000      6.2161%          7.75      1/10             487,393     1,235,150
                              7/00      50,000                       4.00      7/10             125,779       318,748

Steven M. Chomicz             3/00      80,000      4.5584%         10.25      3/10             515,694     1,306,869
                              7/00      30,000                       4.00      7/10              75,467       191,249

Arthur J. Souza               2/00      29,500      2.8801%          6.75      2/10             125,229       317,354
                              7/00      40,000                       4.00      7/10             100,623       254,999

Edward C. Wade                2/00      40,000      1.6576%          6.75      2/10             169,802       430,310

-----------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.
(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information concerning each exercise of stock options by each of the Named Executive Officers during fiscal 2000 and the value of unexercised "in-the-money" options at the end of that fiscal year.


                             SHARES                       NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-MONEY
                           ACQUIRED ON       VALUE       OPTIONS AT FISCAL YEAR-END         OPTIONS AT FISCAL YEAR-END(1)
      NAME                 EXERCISE (#)   REALIZED ($)  EXERCISABLE/UNEXERCISABLE (#)       EXERCISABLE/UNEXERCISABLE ($)
      ----                 ------------   ------------  -----------------------------     ---------------------------------
Khoa D. Nguyen                 --              --            371,094 / 489,406                          0 / 0
Stephen G. Bassett             --              --                  0 / 150,000                          0 / 0
Steven M. Chomicz              --              --                  0 / 110,000                          0 / 0
Arthur J. Souza                --              --             11,687 /  68,313                          0 / 0
Edward C. Wade                 --              --             34,062 /  56,438                          0 / 0

-----------
(1) Based on the closing price on the Nasdaq National Market System for a share of Common Stock on December 29, 2000 of $1.125.

OTHER BENEFIT PLANS

         The Company currently provides certain benefits to its eligible employees (including its executive officers) through the benefit plans described below:

         1991 STOCK INCENTIVE PLAN. The Company maintained an Amended and Restated 1991 Stock Incentive Plan (the "1991 Stock Incentive Plan") to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees, officers and consultants to contribute to the success of the Company. By its terms, the 1991 Stock Incentive Plan terminated in March 2001. No additional awards may be granted under the 1991 Stock Incentive Plan, but outstanding awards will continue to remain in effect in accordance with their terms.

         1995 EMPLOYEE STOCK PURCHASE PLAN. The Company maintains a 1995 Employee Stock Purchase Plan (the "ESPP") to provide incentive to employees and to encourage ownership of Common Stock by all eligible employees of the Company and its subsidiaries. Employees of the Company may participate in the ESPP by authorizing payroll deductions generally over a six month period, with the proceeds being used to purchase shares of Common Stock for the participant at a discounted price. The ESPP is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The ESPP is discussed in greater depth under the heading "Proposal No. 2" in this Proxy Statement.

         2001 STOCK INCENTIVE PLAN. The Board of Directors has approved and adopted a 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan"). The primary purpose of the 2001 Stock Incentive Plan is to enable the Company to continue issuing shares of the Company's Common Stock to existing personnel and to attract and retain qualified employees, officers, directors, advisors and consultants through grants of stock options, restricted stock awards or stock grants. The Company's officers and directors represent less than a majority of the participants in the 2001 Stock Incentive Plan and may not receive a majority of the grants thereunder.

         SAVINGS PLAN. The Company sponsors a savings plan for its employees which has been qualified under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. Contributions from the Company are made at the discretion of the Board of Directors. Beginning in 1997, the Board of Directors authorized the Company to match a portion of its employees' contributions to the plan, and in 1997, 1998, 1999 and 2000 the Company made a matching contribution of 30% of employee contributions to the extent employee contributions equaled 5% or more of such employee's gross compensation. The Company maintains comparable plans under local laws and regulations for its non-U.S. employees.

EMPLOYMENT AGREEMENTS

         The Company has entered into an agreement with Mr. Nguyen that provides for certain benefits in the event of a termination of his employment without cause and upon the occurrence of certain events. Under the agreement, in the event the Company elects to terminate Mr. Nguyen's employment or to diminish his status, other than for cause, Mr. Nguyen shall be entitled to receive, (i) for a period of twelve months a salary equal to the highest annualized salary rate in effect for him within the previous twelve months and (ii) his then-current targeted annual incentive bonus. The agreement also provides for certain benefits in the event of a change in control. In the event of a change in control, the outstanding options held by Mr. Nguyen under the Company's option plans shall become exercisable in full. The agreement further provides that if Mr. Nguyen is terminated or his status is diminished (other than for cause) within twenty four months after a change in control, Mr. Nguyen is entitled to an immediate payment of two times his base compensation for the fiscal year immediately preceding the termination or change, plus two times his targeted annual bonus for the fiscal year then in effect.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is composed of William E. Foster and John A. McMullen, two independent directors who were appointed to the Compensation Committee in February 2000. The Compensation Committee establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining officers' compensation, including outside survey data.

COMPENSATION PHILOSOPHY

         The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The compensation policies are designed to achieve the following objectives:

          o Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.
          o Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.
          o Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

COMPENSATION PROGRAM

         The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long-term incentives.

         BASE SALARY. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of networking companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Compensation Committee believes that base salaries for executive officers are approximately competitive with median base salary levels for similar positions in these networking companies.

         INCENTIVE AWARDS. The Company's executive officers are eligible to receive cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes quarterly and annual incentive opportunities for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. In 2000, the formula for these bonuses was based on a combination of individual objectives and Company revenue and profitability objectives. The Company's performance generally met the objectives set by the Compensation Committee in 2000.

         LONG-TERM INCENTIVES. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company has provided long-term incentives through its Amended and Restated 1991 Stock Incentive Plan and plans to do so in the future through the 2001 Stock Incentive Plan. The purpose of long-term incentive stock options is to create a direct link between executive compensation and increases in shareholder value. The 1991 Stock Incentive Plan terminated in March 2001. No additional awards may be granted under the 1991 Stock Incentive Plan, but outstanding awards will continue to remain in effect in accordance with their terms. Future awards will be granted under the 2001 Stock Incentive Plan. Stock options are generally granted at fair market value and vest in installments, generally over four years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Nguyen's annualized base salary for the year ended December 31, 2000 was $240,000. The Chief Executive Officer may also be entitled to an annual cash bonus depending on the Company's achievement of certain performance objectives, including certain growth milestones in sales and earnings during a fiscal year, as compared to the preceding fiscal year. Any such cash bonus will be computed on a formula basis established by the Compensation Committee. For the year ended December 31, 2000, Mr. Nguyen was paid a cash bonus of $132,000.

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Company's Amended and Restated 1991 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                          Respectfully Submitted by the Compensation Committee,

                                              William E. Foster
                                              John A. McMullen


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee was formed on February 1, 1995. No current or former member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries.

COMPENSATION OF DIRECTORS

         In April 1995, the Board of Directors and shareholders approved the Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each non-employee director of the Company be granted an option to acquire 15,000 shares of common stock on the date that person becomes a director, and annually be granted, beginning with the January 1 falling at least 12 months after a Director's initial grant, an option to purchase an additional 3,000 shares. Options are granted at a price equal to the fair market value on the date of grant. The option becomes exercisable over a four-year period, and the term of the option is ten years from the date of grant.

         In March 1999, the Board of Directors approved an amendment to the Director Plan, authorizing and granting to each non-employee member of the Board of Directors a one-time, 7,000 share stock option, at an exercise price equal to the fair market value of the stock on the date of the grant. Additionally, the Board of Directors approved an amendment to the Director Plan, effective as of May 2000, pursuant to which Messrs. Keane, Perry and McMullen were each granted an option to acquire 28,800 shares and Mr. Foster was granted an option to acquire 57,600 shares at an exercise price equal to the fair market value on the date of grant. Other than shares reserved for outstanding options, there are currently no additional shares available for issuance under the Director Plan.

         The Company pays each Director a fee of $2,000 per official meeting of the Board of Directors attended by such Director. In addition, the Company pays each Director a fee of $500 per official Committee meeting attended by such Director.

SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer, director and 10% holder complied with his/her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended December 31, 2000.

STOCK PERFORMANCE GRAPH

         The following graph compares the change in the shareholder return on the Company's Common Stock against the return for the Nasdaq Stock Market Index and the Nasdaq Electronic Components Stock Index (SIC Code 367), as calculated by the Center for Research in Security Prices by the University of Chicago Graduate School of Business, for the period beginning December 29, 1995 and ending December 31, 2000.

[TABULAR REPRESENTATION OF STOCK PERFORMANCE GRAPH]


                    Ezenia! Inc.       NASDAQ Stock Market Index          SIC Code 367
12/29/1995              $100                    $100                            $100
12/31/1996              $135                    $123                            $173
12/31/1997               $50                    $151                            $181
12/31/1998               $58                    $212                            $280
12/31/1999               $25                    $384                            $550
12/31/2000                $4                    $238                            $428

         This graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Index and the Nasdaq Electronic Components Stock Index as of December 29, 1995 and assumes dividends were reinvested. Additional measurement points are at the remaining month ends for the years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. Each class serves a three-year term. The term of the current Class III Directors will expire at the Meeting. All directors will hold office until their successors have been duly elected and qualified.

        The Board of Directors has nominated Khoa D. Nguyen and John F. Keane, Jr. for reelection as Class III Directors, each to hold office until the Annual Meeting of Shareholders to be held in 2004 and until such person's respective successor is duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for Mr. Nguyen or Mr. Keane will be voted FOR the election of the nominees. The nominees have indicated their willingness to serve, if elected; however, if either Mr. Nguyen or Mr. Keane should be unable or unwilling to serve, the proxies may be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

        The following table sets forth for each nominee to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, his age, the position(s) currently held by each nominee or director with the Company, the year such nominee or director was first elected a director, the year each nominee's or director's term will expire and the class of director of each nominee or director.


NOMINEE OR DIRECTOR'S NAME    AGE     POSITION(S) HELD              DIRECTOR SINCE        YEAR TERM       CLASS OF
--------------------------    ---     ----------------              --------------       WILL EXPIRE      DIRECTOR
                                                                                         -----------      --------
John A. McMullen              59      Director                             2000             2002               I

Roy G. Perry                  44      Director                             2000             2002               I

William E. Foster             56      Director                             1994             2003              II

Khoa D. Nguyen                47      Chairman, President and Chief        1997             2001             III
                                      Executive Officer

John F. Keane, Jr.            41      Director                             2000             2001             III


         WILLIAM E. FOSTER has been a Director of the Company since November 1994. Mr. Foster is a founder and was Chairman of the Board of Stratus Computer, Inc., a manufacturer of continuously available computer platforms, from 1980 to 1998. He was Chief Executive Officer and President of Stratus Computer, Inc. from 1980 to 1997. Mr. Foster currently serves as a director of Natural Microsystems.

         JOHN F. KEANE, JR. became a Director of the Company in February 2000. Mr. Keane is a founder and, since July 2000, has been the Chief Executive Officer of ArcStream Solutions, a wireless consulting and systems integration firm. Previously, Mr. Keane had been employed by Keane, Inc., a provider of e-business, information technology, and consulting services and served as President from November 1999 to July 2000, as Co-President from September 1997 to November 1999 and as a Senior Vice President and Area Manager from January 1995 to September 1997. Mr. Keane has been a director of Keane, Inc. since May 1998.

         JOHN A. MCMULLEN joined the Board of Directors of the Company in February 2000. Since 1984, Mr. McMullen has been the Managing Principal of Cambridge Meridian Group Inc., a management consulting and business advisory company. Mr. McMullen also serves as a Director of Cambridge Meridian Group Inc.

         KHOA D. NGUYEN has been a Director of the Company since December 1997. Mr. Nguyen was named President and Chief Executive Officer of the Company effective April 9, 1998. Previously, he had been Executive Vice President and Chief Operating Officer of the Company since September 1997. Prior to joining the Company Mr. Nguyen had been employed at PictureTel Corporation, a videoconferencing company, where he served as Vice President of Engineering from January 1993 to February 1994, and as Chief Technology Officer and General Manager of the Group Systems and Networking Products divisions from February 1994 to August 1996. From August 1991 to December 1992, he was Vice President of Engineering at VTEL Corporation, a videoconferencing company. Previously, Mr. Nguyen held various research and development positions at IBM Corporation.

         ROY G. PERRY has been a Director of the Company since February 2000. Mr. Perry is employed by Dell Computer Corporation and since February 2001 he has served as Vice President, Worldwide Manufacturing. Mr. Perry previously served Dell Computer Corporation as Vice President, HSB Operations and Nashville Fulfillment Campus from August 1999 to February 2001 and as Vice President, Dimensions and Portables Manufacturing from May 1997 to August 1999. From 1993 to May 1997, Mr. Perry had been employed at Allied Signal Corporation where he served as Vice President of CAS Operations.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors held a total of 7 meetings during the year ended December 31, 2000. During that period the Audit Committee of the Board of Directors held 3 meetings and the Compensation Committee of the Board of Directors held 1 meeting. Each of the current directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board of Directors on which the director served during the year.

         The Compensation Committee consists of Messrs. Foster and McMullen. The Compensation Committee determines the compensation of the Company's senior management and administers the Company's stock option plans.

         The Audit Committee consists of Messrs. Keane, McMullen and Perry. The Audit Committee recommends engagement of the Company's independent auditors, consults with the Company's auditors concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results, and reviews the Company's financial controls. The Audit Committee is governed by a written charter, included as APPENDIX A hereto, which was adopted by the Board of Directors on April 27, 2000. Each member of the Audit Committee is an "independent director" as defined in the National Association of Securities Dealers' listing standards.

         The Board of Directors has no standing nominating committee.

AUDIT COMMITTEE REPORT

         During the fiscal year ended December 31, 2000, the Audit Committee of the Board of Directors consisted of Messrs. Keane, McMullen and Perry. The Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company and the Company's independent auditors, Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the Statement of Auditing Standards No. 61. These discussions included the scope of the independent auditor's responsibilities, significant accounting adjustments, any disagreements with management and discussions of the quality, not just the acceptability, of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         In addition, the Audit Committee reviewed the written disclosures and the letter from Ernst & Young LLP relating to the independence of such firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP that firm's independence. The Audit Committee satisfied itself as to Ernst & Young LLP's independence.

         Based on the above referenced reviews and discussions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities Exchange Commission.

                              Respectfully Submitted by the Audit Committee,

                                           John F. Keane, Jr.
                                           John A. McMullen
                                           Roy G. Perry

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, IN WHOLE OR IN PART, THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR WILL THIS REPORT BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

CERTAIN TRANSACTIONS

         No transactions occurring between January 1, 2000 and the date hereof are to be reported in this section, other than compensatory arrangements discussed elsewhere in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2
                           AMENDMENT TO THE COMPANY'S
                        1995 EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has approved, subject to shareholder ratification, an amendment to the Company's 1995 Employee Stock Purchase Plan (the "ESPP") increasing the number of shares available for purchase thereunder from 600,000 to 900,000 shares. The Board of Directors recommends approval of the amendment because it believes that the availability of an employee stock purchase plan is an important factor in the Company's ability to attract and retain employees and provide an incentive to such employees to exert their best efforts for the Company. Approval of the stockholders is sought to meet the stockholder approval requirements of the ESPP and Rule 16(b)-3 of the Securities and Exchange Act of 1934.

         As of March 31, 2001, of the 600,000 shares authorized under the ESPP, only 44,919 shares remained available for issuance under further offerings.

         PURPOSE OF PLAN; ELIGIBILITY. The purpose of the ESPP is to provide employees of the Company (of which there were 169 as of December 31, 2000) an opportunity to participate in the growth and development of the Company through the purchase of common stock.

         ADMINISTRATION. The ESPP is administered by the Compensation Committee of the Board of Directors. The plan is implemented by one or more offerings from time to time and for such offering period(s) as determined by the Board of Directors. The price at which common stock is purchased under the plan is the lower of 85% of its fair market value at the commencement of an offering period or 85% of its fair market value on the last day of the offering period. Employees make purchases under the ESPP by authorizing the Company to withhold from their pay an amount between 2% and 10% of the employee's annual rate of compensation at the time the option is granted, not to exceed $25,000 in any one year.

         TRANSFERABILITY. Options granted under the ESPP may not be transferred otherwise than by will or pursuant to applicable laws of descent and distribution.

         AMENDMENTS TO OPTIONS AND THE ESPP. The Board of Directors may amend or modify the ESPP at any time subject to the rights of holders of outstanding options on the date of amendment or modification, except stockholder approval is required for any such amendment that would increase the maximum number of shares purchasable thereunder or change the eligibility requirements of the ESPP.

         TERMINATION.  The ESPP will terminate on January 31, 2005.

         SUMMARY OF TAX CONSEQUENCES. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. As such, no income is taxable to a participant until shares which have been purchased are sold, and the federal tax treatment upon sale depends upon whether the shares have been held for two years following the beginning of the applicable offering period and one year from the date of purchase. If shares are held for those periods, there is no compensation deduction for the Company.

         SHARES PURCHASED UNDER THE ESPP. The following table sets forth the number of shares purchased under the ESPP during the fiscal year ended December 31, 2000 by

          o    our chief executive officer and the Named Executive Officers
          o    all of our current executive officers as a group
          o all employees of the Company, excluding executive officers, as a group

        1995 EMPLOYEE STOCK PURCHASE PLAN


                                                                     NUMBER OF
                NAME AND POSITION                                     SHARES
                -----------------                                     ------
   Khoa D. Nguyen                                                       3,936
       President and Chief Executive Officer

   Stephen G. Bassett                                                       0
       Chief Financial Officer, Treasurer and Secretary

   Steven M. Chomicz                                                        0
       Vice President of Worldwide Sales

   Arthur J. Souza                                                          0
       Vice President of Marketing and Business Development

   Edward C. Wade                                                       3,833
       Vice President of Manufacturing

   Current Executive Officers as a Group (4 PERSONS)                    7,769

   All Employees of the Company, excluding Executive
   Officers, as a Group                                               156,037


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3
                      RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has appointed the firm of Ernst & Young LLP, certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2001. Ernst & Young LLP has served as the Company's independent auditors since 1993. It is expected that a member of the firm of Ernst & Young LLP will be present at the Meeting and will be available to make a statement and to respond to appropriate questions. If the shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

AUDIT FEES

        The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statement for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year totaled $153,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        The Company did not engage Ernst & Young LLP to provide financial systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

        The aggregate fees billed for all other services rendered by Ernst & Young for the fiscal year ended December 31, 2000 totaled $86,490.

AUDITOR INDEPENDENCE

        The Audit Committee considered whether the provision of services covered under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence in determining whether to appoint Ernst & Young LLP as the Company's independent auditors.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS.

                                VOTING PROCEDURES

        The affirmative vote of a plurality of the shares of the Company's Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class III Directors, and the affirmative vote of a majority of such shares is required for the approval of the amendment to the Company's 1995 Employee Stock Purchase Plan, for the approval and adoption of the 2001 Equity Incentive Plan and for the ratification of the appointment of the Company's auditors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.


                                 OTHER BUSINESS

        The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If other business should come before the Meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.


                              SHAREHOLDER PROPOSALS

       It is currently contemplated that the 2002 Annual Meeting of Shareholders will be held on or about May 29, 2002. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company and/or for inclusion in the agenda for that meeting must be received at the Company's principal executive offices not later than December 19, 2001. It is suggested that proponents submit their proposals by certified mail, return receipt requested.


Dated:  April 18, 2001

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER

                                  EZENIA! INC.


ORGANIZATION

This charter governs the operations of the audit committee. At least annually, the committee shall review and reassess the charter and obtain the board of directors' approval thereof. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, to recommend that the Board of Directors replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

o The committee shall discuss with the independent auditors the overall scope and plans for the annual audit. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The committee shall also prepare annually a report to the Company's stockholders.

                                                                           ANNEX


                                  EZENIA! INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                          (as amended on May 30, 2001)

         1. DEFINITIONS. As used in this 1995 Employee Stock Purchase Plan of Ezenia! Inc., the following terms have the respective meanings ascribed to them below:

         (a) BASE COMPENSATION means annual or annualized base compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, and other fringe benefits.

         (b) BENEFICIARY means, with respect to any Participating Employee, the person designated as beneficiary on such Participating Employee's Membership Agreement or other form provided by the Company for such purpose, or if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

         (c) BOARD means the board of directors of the Company, except that if and for so long as the board of directors of the Company has delegated its authority with respect to the Plan to the Committee pursuant to Section 4, then all references in this Plan to the Board will be deemed to refer to the Committee acting in such capacity.

         (d) CODE means the Internal Revenue Code of 1986, as amended.

         (e) COMPANY means Ezenia! Inc., a Delaware corporation.

         (f) COMMITTEE means the Compensation Committee of the Board.

         (g) EFFECTIVE DATE means the effective date of the Company's registration statement on Form S-1, File No. 33-91132, under the Securities Act of 1933, as amended.

         (h) ELIGIBLE EMPLOYEE means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Offering Commencement Date.

         (i) EMPLOYER means, as to any particular Offering Period, the Company and any Related Corporation that is designated by the Board as a corporation whose Eligible Employees are to receive Options as of that Period's Offering Commencement Date.

         (j) MARKET VALUE means, as of the Offering Commencement Date of the first Offering Period under this Plan, the initial public offering price at which shares of Stock are offered to the public, as specified in the Company's registration statement on Form S-1 referred to above, and as of any other particular date, (i) if the Stock is listed on a national securities exchange, the closing price of the Stock on such exchange on such date, (ii) if the Stock is not listed on a national securities exchange but is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the last sale price of the Stock so quoted on such date, and (iii) if the Stock is not listed on a national securities exchange or quoted through the NASDAQ National Market System or any successor thereto, but is quoted through NASDAQ other than through the National Market System, or is otherwise publicly traded, the average of the closing bid and asked prices of the Stock so quoted or otherwise reported on such date.

         (k) MEMBERSHIP AGREEMENT means an agreement whereby a Participating Employee authorizes an Employer to withhold payroll deductions from his or her Base Compensation.

         (l) OFFERING COMMENCEMENT DATE means the first business day of an Offering Period on which Options are granted to Eligible Employees.

         (m) OFFERING PERIOD means (i) in the case of the initial Offering Period hereunder, the period running from the Effective Date to January 31, 1996, (ii) in the case of each subsequent Offering Period through January 31, 2001 a semi-annual period running from February 1 to the next following July 31 or from August 1 to the next following January 31 and (iii) in the case of each Offering Period subsequent to January 31, 2001, a semi-annual period running from June 1 to the next following November 30 or from December 1 to the next following May 31; during which options will be offered under the Plan pursuant to a determination by the Board.

         (n) OFFERING TERMINATION DATE means the last business day of an Offering Period, on which Options must, if ever, be exercised.

         (o) OPTION means an option to purchase shares of Stock granted under the Plan.

         (p) OPTION SHARES means shares of Stock purchasable under an Option.

         (q) PARTICIPATING EMPLOYEE means an Eligible Employee to whom an Option is granted.

         (r) PLAN means this 1995 Employee Stock Purchase Plan of the Company, as amended from time to time.

         (s) RELATED CORPORATION means any corporation that is or during the term of the Plan becomes a parent corporation of the Company, as defined in
Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

         (t) STOCK means the common stock, $0.01 par value per share, of the Company, to be authorized upon stockholder approval of certain amendments to the Company's Amended and Restated Certificate of Incorporation, authorized by the Board on April 12, 1995, authorizing a one-for-two reverse stock split and setting the par value of the Company's Common Stock at $0.01, and the filing with the Delaware Secretary of State of an appropriate certificate of amendment to such Amended and Restated Certificate of Incorporation effecting such changes.

         2. PURPOSE OF THE PLAN. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         3. TERM OF THE PLAN. The Plan will become effective on the Effective Date. No Option may be granted under the Plan after January 31, 2005.

         4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board. The Board will determine which semi-periods will be Offering Periods in accordance with Section 8, and which (if any) Related Corporations will be Employers as to each Offering Period. The Board will have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations of the Board under the Plan will be final and binding as to all persons having or claiming any interest in or arising out of the Plan. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter until such delegation is revoked by the Board all powers under the Plan delegated to the Committee will be exercised by the Committee.

         5. TERMINATION AND AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time; PROVIDED, HOWEVER, that the Board may not, without approval by the holders of a majority of the outstanding shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan or change the description of employees or classes of employees eligible to receive Options. Without limiting the generality of the foregoing, but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods and to make all required conforming changes to the Plan. No termination or amendment of the Plan may adversely affect the rights of a Participating Employee with respect to any Option held by the Participating Employee prior to such termination or amendment.

         6. SHARES OF STOCK SUBJECT TO THE PLAN. No more than an aggregate of 900,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan (such maximum number of shares taking into account the effects of the one-for-two reverse stock split referred to above, and subject to automatic proportionate adjustment in the event of any other stock dividend, stock split, stock combination, recapitalization, or other similar event affecting the Common Stock and to adjustments made in accordance with Section 9.7). Shares to be delivered upon exercise of Options may be either shares of Stock that are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will become available for other Options granted under the Plan. At all times during which Options are outstanding, the Company will reserve and keep available sufficient shares of Stock to cover the exercise in full of such Options, and will pay all fees and expenses incurred by the Company in connection therewith.

         7. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Each employee of an Employer will be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

         (a) The employee is customarily employed by an Employer for more than twenty hours per week and for more than five months per calendar year.

         (b) The employee will not, after grant of the Option, own Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code will apply in determining the Stock ownership of the employee, and Stock that the employee may purchase under outstanding options will be treated as Stock owned by the employee.

         (c) Upon grant of the Option, the employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate exceeding $25,000 of Market Value of Stock (determined as of the grant date) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase Stock will be determined in accordance with Section 423(b)(8) of the Code.

         8. OFFERING COMMENCEMENT DATES. Options will be granted on the first business day of the period running from the Effective Date to January 31, 1996 and, thereafter, options will be granted on the first business day of each semi-annual period running, (i) in the case of periods beginning prior to January 31, 2001, from February 1 to the next following July 31 or from August 1 to the next following January 31 and, (ii) in the case of periods beginning after January 31, 2001, from June 1 to the next following November 30 or from December 1 to the next following May 31, that is designated by the Board of Directors as an Offering Period. Following the initial Offering Period under the Plan (I.E., the period running from the Effective Date to January 31, 1996), all succeeding semi-annual periods described above will be deemed Offering Periods without the need of further Board action unless and until contrary action will have been taken by the Board prior to the beginning of what would otherwise be an Offering Period.

         9. TERMS AND CONDITIONS OF OPTIONS.

         9.1 GENERAL. All Options granted on a particular Offering Commencement Date will comply with the terms and conditions set forth in Sections 9.2 through
9.11. Subject to Sections 7(c) and 9.9, each Option granted on a particular Offering Commencement Date will entitle the Participating Employee to purchase that number of shares of Stock equal to the result of $12,500 (or such lesser amount as is selected by the Board, prior to the applicable Offering Commencement Date, and applied uniformly during the Offering Period then beginning) divided by the Market Value of one such share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

         9.2 PURCHASE PRICE. The purchase price of each Option Share will be 85% of the lesser of (a) the Market Value of a share of Stock as of the Offering Commencement Date or (b) the Market Value of a share of Stock as of the Offering Termination Date.

         9.3 RESTRICTIONS ON TRANSFER.

         (a) Options may not be transferred otherwise than by will or pursuant to applicable laws of descent and distribution. During the lifetime of a Participating Employee, such Participating Employee's Options may not be exercised by anyone other than such Participating Employee.

         (b) The Optionee will agree in the Membership Agreement to notify the Company of any transfer of Option Shares within two years of the Offering Commencement Date for such Option Shares. The Company will have the right to place a legend on all stock certificates representing Option Shares instructing the transfer agent to notify the Company of any transfer of such Option Shares. The Company will also have the right to place a legend on all stock certificates representing Option Shares setting forth or referring to the restriction on transferability of such Option Shares.

         9.4 EXPIRATION. Each Option will expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Sections 9.5 or 9.6.

         9.5 TERMINATION OF EMPLOYMENT OF OPTIONEE. If a Participating Employee ceases for any reason (other than death) to be continuously employed by an Employer, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option will immediately expire, and the Participating Employee's accumulated payroll deductions will be returned by the Company. For purposes of this Section 9.5, a Participating Employee will be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose that does not exceed the longer of ninety days or the period during which the Participating Employee's reemployment rights are guaranteed by statute (including without limitation the Veterans Reemployment Rights Act or similar statute relating to military service) or by contract. If the Participating Employee does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the ninety-first day of such leave of absence (or such longer period guaranteed by statute or by contract as provided above).

         9.6 DEATH OF OPTIONEE. If a Participating Employee dies, his or her Beneficiary will be entitled to withdraw the Participating Employee's accumulated payroll deductions, or to purchase shares on the Offering Termination Date to the extent that the Participating Employee would be so entitled had he or she continued to be employed by an Employer. The number of shares purchasable will be limited by the amount of the Participating Employee's accumulated payroll deductions as of the date of his or her death. Accumulated payroll deductions will be applied by the Company toward the purchase of shares only if the Participating Employee's Beneficiary submits to the Employer not later than the Offering Termination Date a written request that the deductions be so applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares will be delivered by the Company to the Beneficiary within a reasonable time after the Offering Termination Date.

         9.7 CAPITAL CHANGES AFFECTING THE STOCK. In the event that, between the Offering Commencement Date and the Offering Termination Date with respect to an Option, a stock dividend is paid or becomes payable in respect of the Stock, or there occurs a split-up or contraction in the number of shares of Stock, the number of shares of Stock for which the Option may thereafter be exercised and the price to be paid for each such share will both be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participating Employee will be entitled on the Offering Termination Date to receive shares of Stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock that would result in a par value exceeding the exercise price under an outstanding Option, the Company will notify the affected Participating Employee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Participating Employee will have the right to exercise his or her Option prior to such recapitalization; if the Participating Employee fails to exercise the Option prior to recapitalization, the exercise price under the Option will be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option will terminate, but the Participating Employee will have the right to exercise his or her Option prior to such dissolution or liquidation.

         9.8 PAYROLL DEDUCTIONS. A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company at least 15 days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which will be a full integer between two and ten, inclusive) of his or her Base Compensation that is to be withheld each pay period (not to exceed an aggregate of $12,500 in any Offering Period). No Participating Employee will be permitted to change the percentage of Base Compensation withheld during an Offering Period. However, not more than once per Offering Period the Participating Employee may cancel his or her Agreement, and withdraw all (but not less than all) of his or her accumulated payroll deductions, by submitting a written request therefor to the Company not later than the close of business on the Offering Termination Date. The percentage of Base Compensation withheld may be changed from one Offering Period to another.

         9.9 EXERCISE OF OPTIONS. On the Offering Termination Date the Participating Employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

         (a) If the total number of shares that all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares that may be purchased under the Plan pursuant to Section 6, the number of shares that each Optionee is permitted to purchase will be decreased PRO rata based on the Participating Employee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

         (b) If the number of shares purchasable includes a fraction, such number will be adjusted to the next smaller whole number and the purchase price will be adjusted accordingly.

Accumulated payroll deductions not withdrawn prior to the Offering Termination Date will be automatically applied by the Company toward the purchase of Option Shares, or to the extent in excess of the aggregate purchase price of the shares then purchasable by the Participating Employee, refunded to the Participating Employee, except that where such excess is less than the purchase price for a single share of Stock on the Offering Termination Date, such excess will not be refunded but instead will be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Participating Employee during such Offering Period in accordance with the terms of the Plan).

         9.10 DELIVERY OF STOCK. Except as provided below, within a reasonable time after the Offering Termination Date, the Company will deliver or cause to be delivered to the Participating Employee a certificate or certificates for the number of shares purchased by the Participating Employee. A stock certificate representing the number of Shares purchased will be issued in the participant's name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises will require that the Company or the Participating Employee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares will be postponed until the necessary action will have been completed, which action will be taken by the Company at its own expense, without unreasonable delay. The Optionee will have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

         9.11 RETURN OF ACCUMULATED PAYROLL DEDUCTIONS. In the event that the Participating Employee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, or death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount will be returned by the Company to the Participating Employee or the Beneficiary, as the case may be, not later than within a reasonable time following the Offering Termination Date applicable to the Option Period in which such deductions were taken. Accumulated payroll deductions held by the Company will not bear interest nor will the Company be obligated to segregate the same from any of its other assets.

                                                                           ANNEX


                               FORM OF PROXY CARD
                                   [SIDE ONE]



                                      PROXY

                                  EZENIA! INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF THE COMPANY FOR ITS ANNUAL MEETING
                                  MAY 30, 2001


         The undersigned hereby appoints Khoa D. Nguyen and Stephen G. Bassett as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all shares of Common Stock of Ezenia! Inc. held of record by the undersigned on April 4, 2001 at the Annual Meeting of Stockholders to be held at the Offices of the Company, 63 Third Avenue, Burlington, Massachusetts on May 30, 2001 and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   [SIDE TWO]


-------------------------                                       ------------------------
VOTE BY TELEPHONE                                               VOTE BY INTERNET
-------------------------                                       ------------------------
It's fast, convenient, and immediate!                           It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                            confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
-----------------------------------------------------------     ------------------------------------------------------------

Follow these four easy steps:                                   Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy            1.   Read the accompanying Proxy Statement and Proxy
     Card.                                                           Card.

2.   Call the toll-free number                                  2.   Go to the Website
     1-877-PRX-VOTE (1-877-779-8683).                                http://www.eproxyvote.com/ezen

3.   Enter your 14-digit Voter Control Number                   3.   Enter your 14-digit Voter Control Number
     located on your Proxy Card above your name.                     located on your Proxy Card above your name.

4.   Follow the recorded instructions.                          4.   Follow the Instructions provided.

------------------------------------------------------------    ------------------------------------------------------------
YOUR VOTE IS IMPORTANT!                                         YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                                    GO TO http://www.eproxyvote.com/ezen ANYTIME!
DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To elect two Class III Directors to hold office for a three-year term and until their respective successors have been duly elected and qualified.
         Nominees:   (01)  Khoa D. Nguyen
                     (02)  John F. Keane, Jr.

                           [ ]  FOR     [ ]  WITHHELD

         [ ] ----------------
         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan, increasing the number of shares issuable thereunder from 600,000 shares to 900,000 shares.
                                    [ ]  FOR      [ ]  AGAINST     [ ]  ABSTAIN

3. To ratify the appointment of the firm of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending December 31, 2001.
                                    [ ]  FOR      [ ]  AGAINST     [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.


Signature:              Date:         Signature:                 Date:
          -------------      --------            ---------------       --------